                                                                  Exhibit 3(i)-1

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                                STATE OF IDAHO

                             --------------------
                             Department of State.
                             --------------------

     I, PETE T. CENARRUSA, Secretary of State of the State of Idaho, hereby certify that I am the custodian of the corporation and limited partnership records of this State.

     I FURTHER CERTIFY That the annexed is a full, true and complete transcript of the articles of amendment to the articles of incorporation for VICTOR INDUSTRIES, INC., an Idaho corporation, received and filed in this office on the 27th day of April, 1983, as appears of record in this office as of this date.

Dated:  November 15, 1983

[Great Seal of the                    /s/ Pete T. Cenarrusa
  State of Idaho]                     ---------------------------------
                                      SECRETARY OF STATE

                                      by: /s/ Diane Walker
                                          -----------------------------

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

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                                State of Idaho

                             --------------------
                             Department of State.
                             --------------------

                           CERTIFICATE OF AMENDMENT

                                      OF

                            VICTOR INDUSTRIES, INC.

     I, PETE T. CENARRUSA, Secretary of State of the State of Idaho hereby, certify that duplicate originals of Articles of Amendment to the Articles of Incorporation of VICTOR INDUSTRIES, INC. duly signed and verified pursuant to the provisions of the Idaho Business Corporation Act have been received in this office and are found to conform to law.

     ACCORDINGLY and by virtue of the authority vested in me be law, I issue this Certificate of Amendment to the Articles of Incorporation and attach hereto a duplicate original of the Articles of Amendment.

Dated April 27, 1983

[Great Seal of the                     /s/ Pete T. Cenarrausa
State of Idaho]                        -------------------------------
                                       SECRETARY OF STATE

                                       Marilyn Johnson

                                       /s/ Marilyn Johnson
                                       -------------------------------
                                       Corporation Clerk

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

                                 AMENDMENT OF

                           ARTICLES OF INCORPORATION

                                      OF

                            VICTOR INDUSTRIES, INC.

     KNOW ALL MEN BY THESE PRESENTS, that by the powers of the bylaws of the Company and by a special resolution passed at the General Stockholders meeting of October 28, 1982 held at 1323B Northup Way, Suite #1, Bellevue WA 98005, it was passed and resolved by majority vote of 2,168,730 represented in person and by proxy, of the 3,329,066 issued and outstanding voted 100% in favor to amend the Articles as follows:

     That Article VI, As Amended Shall Read As Follows:

     "That the capital structure of this corporation shall be 50,000,000 shares of common stock of which 49,000,000 common shares are at 5 cents par value and 1,000,000 shares are Class A common at $5.00 par value.

     Both common and Class A common shall have the same voting privilege and participate alike in the earnings of the corporation.

     DATED AND EXECUTED in triplicate at Bellevue WA this 25 day of April, 1983.


                                         /s/ [ILLEGIBLE]
                                         --------------------------------
                                         Secretary

                                         /s/ [ILLEGIBLE]
                                         --------------------------------
                                         President

                              VERIFICATION FORM A

STATE OF WASHINGTON )
                    )  SS
COUNTY OF KING      )

     I, Gleda P. Gerber, a notary public, do herby certify that on this 25th day of April, 1983, personally appeared before me Darlene Boykiw, who being by me first duly sworn, declared that she is the Secretary of Victor Industries Inc., that she signed the foregoing document as Secretary of the corporation, and that the statements therein contained are true.

                                    /s/ Gleda P. Gerber
                                    ------------------------------------
                                    Notary Public for Washington
(Notary Seal)                       Residing at: Bellevue, WA 98008
                                    My Commission Expires:
                                                   January 19, 1987

                                  NO. 15352-J                          ENTERED
                                                                    APR 28, 1983
                   -----------------------------------------

                             Articles of Amendment

                                      of

                            VICTOR INDUSTRIES, INC.

                   -----------------------------------------

                            increase capital stock

                               to $7,450,000.00

                   -----------------------------------------

                                STATE OF IDAHO
                             Department of State.
                                 Boise, Idaho
                      Approved, filed and admitted to the
                       corporation records of the State
                                   Of Idaho
                              Date April 27, 1983
                                Time 8:12 a.m.

                   -----------------------------------------

                                   FEES PAID

                                Filing $ 20.00
                                Tax    $ _____

                               Pete T. Cenarrusa
                   -----------------------------------------
                                          SECRETARY OF STATE
                                                              Invoice # 29582
                   By: Marilyn Johnson                           Cert # 86579
                      --------------------------------------

                   Filed by:  Victor Industries, Inc.
                              13238 Northrup Way, Suite #1
                              Bellevue, Washington 98005

                                                      FILMED JUN 23 1983 ROLL 46